EXHIBIT 99.1

CDK Global Declares Regular Quarterly Cash Dividend

HOFFMAN ESTATES, Ill., Jan. 21, 2015 (GLOBE NEWSWIRE) -- The Board of Directors of CDK Global, Inc. (Nasdaq:CDK) has declared a regular quarterly cash dividend of $0.12 per share payable on March 27, 2015 to shareholders of record at the close of business on March 2, 2015.

About CDK Global

With nearly $2 billion in revenues, CDK GlobalTM is the largest global provider of integrated information technology and digital marketing solutions to the automotive retail industry and adjacencies. CDK Global provides solutions in more than 100 countries around the world, serving more than 26,000 retail locations and most automotive manufacturers. CDK Global's solutions automate and integrate critical workflow processes from pre-sale targeted advertising and marketing campaigns to the sale, financing, insurance, parts supply, repair and maintenance of vehicles, with an increasing focus on utilizing data analytics and predictive intelligence. Visit cdkglobal.com.

CONTACT: Investor Relations Contacts:
         Elena Rosellen
         973.588.2511
         elena.rosellen@cdk.com

         Jennifer Gaumond
         847.485.4424
         jennifer.gaumond@cdk.com

         Media Contact:
         Michelle Benko
         847.485.4389
         michelle.benko@cdk.com